CNB BANCORP, INC.

   Principal Office - 10-24 North Main Street, Gloversville, New York 12078

                ---------------------------------------------

                               PROXY STATEMENT

                                     FOR

                        ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held April 18, 2000

                 --------------------------------------------



                             GENERAL INFORMATION

                  This proxy statement is furnished in connection with the solicitation, by the Board of Directors of CNB Bancorp, Inc., a New York corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders to be held at 4:00 p.m. on Tuesday, April 18, 2000, at the Holiday Inn, 308 North Comrie Avenue, Johnstown, New York 12095. At the Annual Meeting, shareholders of the Company are being asked to consider and vote upon the election of four directors for three year terms. This proxy statement and the form of proxy are first being sent to shareholders on March 17, 2000. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or prior to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the meeting will not, in and of itself, constitute revocation of a proxy).

                  All shares represented by valid proxies sent to the Company to be voted at the Annual Meeting will be voted if received in time. Each proxy will be voted in accordance with the directions of the shareholder executing such proxy. If no directions are given, proxies will be voted FOR the nominees presented herein.

                  Proxies will be solicited by mail. They may also be solicited by directors, officers, and regular employees of the Company and the City National Bank and Trust Company (the "Bank"), a wholly-owned subsidiary of the Company, personally or by telephone, but such persons will receive no additional compensation for such services. The Company will bear all costs of soliciting proxies. In addition the Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who are holders of record of the Company's common stock on the record date, bear their reasonable expenses for mailing copies of this Proxy Statement, the form of proxy and Notice of Annual Meeting, to the beneficial owners of such shares.

        As of March 17, 2000, there were 2,400,419 shares of common stock, $2.50 par value, of the Company issued and outstanding. Only holders of such stock at the close of business on March 17, 2000 are entitled to notice of and to vote at the Annual Meeting. Each shareholder of record on that date is entitled to one vote for each share held. As of January 31, 2000, of the total outstanding, 21,670 shares were held by the Trust Department of the Bank as sole trustee. Such number of shares as may be held by the Bank in this manner on the record date will not be voted in the election of directors. Directors are elected by a plurality of the votes cast at the meeting. There is no cumulative voting for directors.

        No person is known to the Company to be the beneficial owner of more than five per cent of the Company's common stock.


              SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

        In order for shareholder proposals to be eligible for inclusion in the Company's proxy material relating to its 2001 Annual Meeting, they must be directed to the Secretary of the Company and received no later than November 17, 2000.


                            ELECTION OF DIRECTORS

        The by-laws of the Company provide that the Board of Directors shall consist of not less than five nor more than 25 members and that the total number of directors may be fixed by action of the Board of Directors or the shareholders. The by-laws further provide that the directors shall be divided into three (3) classes as nearly equal in number as possible, known as Class 1, consisting of not more than eight (8) directors; Class 2, consisting of not more than eight (8) directors; and Class 3, consisting of not more than nine (9) directors. Each class holds office for a term of three years, but only one class comes up for election each year. The Board of Directors has fixed the number of directors at twelve. A total of four people have been designated by the Board as nominees for election at this meeting for three-year terms as directors in Class 2, to expire at the annual meeting to be held in 2003. Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier resignation, removal or disqualification.

        Nominations for directors to be elected at an annual meeting of shareholders, must be submitted to the Secretary of the Company in writing not later than the close of business on the thirtieth (30th) day immediately preceding the date of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of common stock of the Company owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the presiding officer of the meeting.

        All nominees are currently directors of the Company and of the Bank and will be nominated for election to serve until their successors are elected.

        It is the intention of the persons named in the proxy to vote for the election of the following nominees, all of whom have consented to be named in this Proxy Statement, to serve if elected, and to hold office until their successors are elected and qualified. If any nominee is unavailable for election or declines to serve, the shares may be voted for a substitute nominee. The names of the nominees for election for a term of three years and certain information as to each of them are as follows:



Name, Age, Other Positions with
the Company, Principal Occupation                                                     No. of Common Shares       Percent
and Directorships of Other                         Director       Term                Beneficially Owned on      of Shares
Publicly Owned Companies                           Since *        Expires             January 31, 2000 (1)       Outstanding

CLASS 2

John C. Miller, 69
President
John C. Miller, Inc.
Automobile Dealer                                  1971           2000                75,000.                    3.12

Frank E. Perrella, 72
President
Sira Corp
Consultant                                         1980           2000                52,076. (2)                2.17

Robert L. Maider, 68
Attorney-at-Law
Maider & Smith                                     1981           2000                23,089. (3)                 .96

Timothy E. Delaney, 37
President
Delaney Construction Corp.
Heavy/Highway Construction                         1999           2000                 7,118. (4)                 .30












THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THESE NOMINEES.

The following named members of the Board of Directors of CNB Bancorp, Inc. will continue in office until the end of their terms:



CLASS 3

George A. Morgan, 57
Vice President and Secretary
of the Company
Executive Vice President,
Cashier and Trust Officer
of the Bank                                        1991           2001                31,224. (5)                1.29

Clark D. Subik, 45
President
Superb Leather, Inc.
Leather Merchandiser                               1995           2001                 6,600.                     .27

Deborah H. Rose, 49
Vice President
Hathaway Agency, Inc.
General Insurance                                  1996           2001                 6,525. (6)                 .27

Theodore E. Hoye, III, 51
President
First Credit Corporation
Financing & Insuring of
Manufactured Housing                               1998           2001                11,415. (7)                 .48

CLASS 1

William N. Smith, 59
Chairman of the Board,
President and Chief Executive
Officer of the Company and the Bank                1982           2002                48,000. (8)                1.96

Brian K. Hanaburgh, 50
Owner
D/B/A McDonald's Restaurants
Fast Food Restaurants                              1994           2002                 2,100. (9)                 .09

Clark Easterly, Sr., 74
Chairman of the Board
The Johnstown Knitting Mill Company
Manufacturer of Knitwear                           1992           2002                 5,448. (10)                .23

Richard D. Ruby, 53
President
Ruby & Quiri, Inc.
Home Furnishings Retailer                          1999           2002                 3,481. (11)                .14



*Year in which Director was first elected to the Board of Directors of the Company or the Bank.

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" as set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes 51,000 shares owned individually by spouse as well as 600 shares owned as custodian.

(3) Includes 370 shares owned individually by his spouse.

(4) Includes 570 shares issuable upon the exercise of exercisable stock options.

(5) Includes 30,000 shares issuable upon the exercise of exercisable stock options.

(6) Includes 2,025 shares owned as custodian.

(7) Includes 6,600 shares in the name of First Credit Corporation and 4,140 shares in a Money Purchase and Profit Sharing Plan.

(8) Includes 45,000 shares issuable upon the exercise of exercisable stock options.

(9) Includes 450 shares owned individually by his spouse.

(10) Includes 2,100 shares owned individually by his spouse.

(11) Includes 570 shares issuable upon the exercise of exercisable stock options.


                  BOARD MEETINGS AND COMMITTEES OF THE BOARD

              The Board of Directors of the Company met nine times during 1999. All members attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they are members.

              The Board of Directors of the Company does not have a standing nominating committee. This function is performed by the Company's Executive Committee which met four times during 1999. Its members are Messrs. Smith, Chairman; Hanaburgh, Maider and Morgan, and in addition, up to two other members of the Board may serve as rotating members on a monthly basis. The Executive Committee reviews and recommends to the full Board of Directors nominees for election or re-election as directors. The Executive Committee will consider the names of individuals recommended by shareholders for nomination to be directors of the Company. Persons wishing to recommend individuals for consideration should send such recommendations to the Secretary of the Company.

              The Company and the Bank have standing audit committees. Their members are Company and Bank directors; Rose, Chairman; Delaney, Hoye and Subik. These Committees met six times in 1999. The Committees each year verify certain assets of the Bank. KPMG LLP, certified public accountants, are engaged to perform an audit of the full financial statements of the Company and the Bank, in accordance with generally accepted auditing standards. The Committees meet with representatives of KPMG LLP, to discuss the results of their audit, and these results are then reported to the full Board of Directors. The Chairman of the Committees, from time to time during the year, held informal meetings with the Company and Bank's internal auditor.

              The Bank has a Compensation Committee that met three times in 1999. Its members are Messrs. Perrella, Chairman; Easterly and Miller. The Committee reviews the salaries and other forms of compensation of the key executive officers of the Bank, reviews salary policies and general salary administration throughout the Bank and recommends to the Board of Directors profit sharing contributions to be made to the Employee Profit Sharing Plan.


                           SECTION 16 TRANSACTIONS

              Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Company assists executive officers and directors in filing the required reports and, to its knowledge during the year 1999, all filing requirements applicable to officers and directors were met.


                        INDEPENDENT PUBLIC ACCOUNTANTS

              KPMG LLP, were the Company's independent auditors for the fiscal year most recently completed. While no accountants have been selected for the current year, the Company anticipates that KPMG LLP will continue as the Company's independent auditors. Representatives of KPMG LLP, will be present at the shareholders meeting.


                       EXECUTIVE OFFICERS COMPENSATION

              At present, officers of the Company are not compensated in any way for their services. The following summary compensation table shows the annual compensation for the last three fiscal years for the Bank's chief executive officer, and executive vice president, the only officers of the Company or the Bank whose total salaries and bonuses exceeded $100,000 in 1999.



                                          SUMMARY COMPENSATION TABLE


                                                                                     Long Term
                                                      Annual Compensation            Compensation
Name and                                                                                                  All Other
Principal Position                       Year         Salary         Bonus           Options (#)          Compensation (1)

William N. Smith, Chairman               1999         $184,000       $17,360         39,900               $22,471
of the Board, President and              1998         $176,000       $ 7,040         45,000               $20,223
Chief Executive Officer of               1997         $169,000       $ 6,760              0               $16,567
the Company and the Bank



                                                                                     Long Term
                                                      Annual Compensation            Compensation
Name and                                                                                                  All Other
Principal Position                       Year         Salary         Bonus           Options (#)          Compensation <F1>

George A. Morgan                         1999         $123,000       $12,420         26,700               $18,556
Vice President and                       1998         $117,000       $ 4,680         30,000               $16,457
Secretary of the Company                 1997         $113,000       $ 4,520              0               $14,764
and Executive Vice-President,
Cashier and Trust Officer
of the Bank

<F1> Includes contributions to Mr. Smith's profit sharing plan account of
     $13,121, $11,973 and $9,167 and Board of Directors fees of $9,350, $8,250 and
     $7,400 for the years 1999, 1998 and 1997 respectively and contributions to Mr. Morgan's profit sharing plan account of $9,206, $8,207 and $7,364 and Board of Directors fees of $9,350, $8,250 and $7,400 for the same period.




                      OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information on grants of stock options in 1999 to the named executives.


                                                                                                 Potential
                                                                                                 realizable
                             Number of          Percent of                                       value at assumed
                             securities         total options                                    annual rate of stock
                             underlying         granted to          Exercise                     price appreciation
                             options            employees in        or base        Expiration    for option term
Name                         granted (#)        fiscal year         price ($/Sh)   date          5% ($)       10% ($)

William N. Smith             39,900             37.7%               $26.25         04/20/09      $658,689     $1,669,246

George A. Morgan             26,700             25.2%               $26.25         04/20/09      $440,777     $1,117,014


                     AGGREGATED OPTION EXERCISES IN 1999

                          AND YEAR-END OPTION VALUES

The following table sets forth the options exercised in 1999 and the December 31, 1999 unexercised value of both vested and unvested options for the named executives.


                                                                                      Value of
                                                                   Number of          Unexercised
                                                                   Unexercised        In-the-Money
                                                                   Options            Options
                                                                   at Year End (#)    at Year End ($)

                                Shares
                                Acquired On      Value             Exercisable/       Exercisable/
Name                            Exercise (#)     Realized ($)      Unexercisable      Unexercisable (1)

William N. Smith                0                0                 45,000/39,900      $149,850/$29,925

George A. Morgan                0                0                 30,000/26,700      $ 99,900/$20,025



None of the named executive officers elected to exercise any options during the fiscal year ended December 31, 1999.

(1) Value is based on the difference between the fair market value of the securities underlining the options and the exercise price of the options at December 31, 1999. The actual amount, if any, realized upon the exercise of stock options will depend upon the market value of the Company's common stock relative to the exercise price per share of the optioned stock at the time the stock option is exercised.


                           EMPLOYMENT ARRANGEMENTS

The Company and the Bank have entered into agreements with William N. Smith and George A. Morgan which provide that if a "change of control" of the Company or the Bank should occur, Mr. Smith and Mr. Morgan will be entitled to continued employment by the Company and the Bank for a minimum of five years following the "change of control" with the same position and duties held at the time of a "change of control" and at salaries which are no less than those in effect at the time the "change of control" occurs. If, within five years of a "change of control", the Company or the Bank should terminate Mr. Smith's or Mr. Morgan's employment for reasons other than "cause" or disability or if Mr. Smith or Mr. Morgan should resign for "good reason" he would be entitled to a lump sum termination payment equal to three times his annual compensation plus, if applicable, a grossed up amount so that the after tax amount is equal to any excise tax imposed on such termination payment pursuant to Internal Revenue Code Section 4999.

                          COMPENSATION OF DIRECTORS

        At present, directors of the Company are not compensated in any way for their services. The Board of Directors of the Bank are the same individuals who are directors of the Company. Directors of the Bank are compensated for all services as directors, as follows:

        For attending regular and special meetings of the Board; $600.00 for each meeting. For service as regular members of the Executive and Discount Committee, except salaried officers; $11,700.00 per annum, payable quarterly. For service as special members of the Executive and Discount Committee; $900.00 for the month of service. For service as members of the Trust Investment Committee, except salaried officers; $2,700.00 per annum, payable quarterly. For service as members of the Examining Committee; $225.00 for each meeting attended. In addition to the foregoing, the Chairman of the Examining Committee receives an annual fee of $600.00, payable quarterly. For service as members of the Compensation Committee, $225.00 for each meeting attended.


                        COMPENSATION PURSUANT TO PLANS

Retirement Plans - The following table shows the estimated annual benefits payable upon retirement under the pension plans of the Bank based on specific compensation and years of service classifications.


        ESTIMATED ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED

Highest 5-Year Average    20 Years        30 Years           40 Years
Base Compensation         Service         Service            Service

$ 25,000                  $ 6,300         $  9,450           $ 12,588
  50,000                   14,260           21,390             28,080
  75,000                   23,010           34,515             44,955
 100,000                   31,760           47,640             61,830
 125,000                   40,510           60,765             78,705
 150,000                   49,260           73,890             95,580
 175,000                   58,010           87,015            112,455
 200,000                   66,760          100,140            129,330
 250,000                   84,260          126,390            163,080


              The Bank has a non-contributory defined benefit retirement plan by participation in the New York State Bankers Retirement System. This Plan covers all employees of the Bank age 21 years, and less than 65 years, with more than one year of service who complete 1,000 or more hours of service during the year. Benefits are based on the number of years of service and salary at retirement. An employee becomes fully vested in the Plan after five years of service. The amount of contributions, payment, or accrual, in respect to a specified person, is not and cannot readily be separately or individually calculated by the actuaries of the Plan. During 1999, the aggregate amount expensed for retirement contributions to the Plan equaled approximately 2.51% of the total covered remuneration paid to participants in the Plan. In addition, the Bank has entered into an Agreement with William N. Smith whereby the Bank has agreed to pay Mr. Smith a supplemental retirement benefit equivalent to the excess of the benefit he would receive under the Plan if the compensation limitations provided by Section 401 (a) (17) of the Internal Revenue Code did not exist over his Plan benefit. The Agreement also provides that, for purposes of computing the supplemental benefit payable to Mr. Smith, he will receive credit for an additional ten years of service beyond his actual service with the Bank and the Company. Mr. Smith's supplemental retirement benefit under this Agreement is only payable on his termination of employment on or after his normal retirement date, his earlier death or disability or if his employment terminates within four years of a change in control of the Company or the Bank. The Bank has purchased a life insurance policy on Mr. Smith's life so that it will have funds available to satisfy its obligations under this Agreement. This life insurance is held in a so-called "Rabbi" trust but is available to the creditors of the Bank. Under the Plan, as supplemented by the Agreement, each participant who retires at age 65 is entitled to receive an annual retirement income for life equal to 1.75% of the average of the highest consecutive five years of compensation during his or her career (average compensation) times creditable service up to 35 years, plus 1.25% of the average compensation times creditable service in excess of 35 years (up to five such years), less .49% of the final three year average compensation (limited to covered compensation, which is defined as the average of the individual's last 35 years of taxable social security wage base), times creditable service up to 35 years. Estimated annual benefits to individual employees for the years of service indicated, exclusive of social security benefits, are shown in the preceding table. (The Plan and the Agreement contain provisions for optional benefits of equivalent actuarial value which may be elected by the employee.) As of December 31, 1999, William N. Smith had 24 years of credited service with the Bank and George A. Morgan had 32 years.

              Profit Sharing Plans - The Bank has a deferred profit sharing plan. At present, the profit sharing plan provides for annual contributions, if any, by the Bank, at the discretion of the Board of Directors. Employees are eligible to participate in the profit sharing plan after completing one year of service with the Bank and having reached age 21 years. Contributions on behalf of participating employees are allocated to participants' shares in proportion to their annual compensation. Amounts expensed for deferred profit sharing plan contributions are included in the above summary compensation table. Participants are fully vested over a six year period. Contributions are invested and administered by the Bank as sole trustee and administrator. In addition, the Agreement between William N. Smith and the Bank provides that Mr. Smith will receive credit in an account maintained on the books of the Bank for an amount equal to the difference between the amount actually credited to Mr. Smith's account under the profit sharing plan and the contribution he would have received without regard to the compensation limitations of Section 401 (a) (17) of the Internal Revenue Code. The balance in Mr. Smith's supplemental profit sharing account is payable on his termination of employment on or after his normal retirement date, his earlier death or disability or if his employment terminates within four years of a change in control of the Company or the Bank. The Bank is contributing money to the "Rabbi" trust previously referred to so that it will have funds available to satisfy its obligation under the Agreement to pay Mr. Smith supplemental profit sharing benefits.

              Director Fees Plan - The Bank has a deferred fees plan for directors. This plan allows directors the election to defer the receipt of meeting fees to a future date. Deferred fees are credited, together with interest accruing thereon, to a separate liability account. Interest is credited annually at a rate of twenty-five basis points above the six month Treasury Bill average discounted rate for the year. The balance of any account is payable to the director, or to his designated beneficiaries, in a lump sum or in up to ten annual installments, at the election of the director. Payments begin on a date specified by the director or upon his termination as a director of the Bank, whichever is applicable.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

              The objective of the Bank's compensation program is to attract and retain high quality personnel to lead the organization in a changing industry, to produce sustainable, profitable earnings in support of shareholder interests, to meet customer needs and to serve the communities in which the Company and the Bank operate.

              The Compensation Committee reviews executive compensation policies and levels and evaluates the performance of management in the context of the Company's performance.

              Appropriate base salaries are determined by analysis of salary data on positions of comparable responsibility within banking industry peer groups. Holiday bonuses are paid to all Bank employees and are equal to approximately two weeks base salary.

              The Company's performance is measured by analysis of selected peer group comparisons, with a major consideration given to net income.

              Members of the Compensation Committee are: Frank E. Perrella, Chairman; Clark Easterly, Sr., and John C. Miller. No member of the Compensation Committee is or was formerly an officer of the Company or the Bank.


                          RELATED PARTY TRANSACTIONS

              The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with many of its directors, executive officers, and the businesses in which they are associated. During the calendar year 1999, loans to directors and executive officers, together with their business interests, reached maximum aggregate totals of $6,396,608, or 20.45% of the December 31, 1999 equity capital accounts. At year-end 1999, loans to directors and executive officers, together with their business interests, were $4,084,325, or 13.06% of the December 31, 1999 equity capital accounts. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank, do not involve more than a normal risk of collectibility or present other unfavorable features.

              Robert L. Maider, who is a member of the Board of Directors, is a partner of the law firm of Maider & Smith, which the Bank has retained in the past and proposes to retain in the current fiscal year. During 1999, the Bank made payments to this firm for services in the amount of $84,976.56.

                              PERFORMANCE GRAPH

              The following line graph presentation compares the five-year cumulative total shareholder return on CNB Bancorp, Inc.'s common stock against the cumulative total return of the Standard & Poor's 500 Index and the Keefe, Bruyette & Woods, Inc. 50 Bank Index (KBW 50). The graph assumes that $100 was invested on December 31, 1994 and includes both price change and reinvestment of cash dividends. Graph points are as of December 31 of each year.

              The KBW 50 Index is made up of fifty of the nation's most important banking companies, including both money center and major regional banks, and is considered to be representative of the price performance of the nation's largest banks. It should be kept in mind that, by design, the KBW 50 Index does not reflect the price or total return performance of smaller banking companies.


                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG CNB BANCORP, INC, THE S&P 500 INDEX
                            AND THE KBW 50 INDEX









                                   [GRAPH]




*$100 INVESTED ON 12/31/94 IN STOCK OR INDEX -
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.

                                OTHER MATTERS

              As of the date of this Proxy Statement, the Board of Directors does not know of any matter other than as indicated above that will come before the meeting. In the event that any other matter properly comes before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment on such matters.

              A COPY OF FORM 10K (ANNUAL REPORT) FOR 1999, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY, IS AVAILABLE TO SHAREHOLDERS FREE OF CHARGE BY WRITTEN REQUEST TO GEORGE A. MORGAN, VICE PRESIDENT AND SECRETARY, CNB BANCORP, INC. 10-24 NORTH MAIN STREET, GLOVERSVILLE, NY 12078.

              All shares represented by proxies sent to the Company to be voted at the Annual Meeting will be voted if received in time.


                                       By Order of the Board of Directors




                                       George A. Morgan
                                       Vice President & Secretary



March 17, 2000
Enclosure



















                       PLEASE MARK, SIGN, DATE AND MAIL
                                YOUR PROXY NOW

                   PLEASE MARK, SIGN AND RETURN IMMEDIATELY

                              CNB BANCORP, INC.

                  PROXY FOR ANNUAL MEETING - APRIL 18, 2000

         KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of CNB BANCORP, INC., do hereby nominate, constitute and appoint, Clark Easterly, Sr., Richard E. Hathaway and Theodore E. Hoye, III , or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place, and stead to vote all the common stock of said Company, standing in my name on its books at the Annual Meeting of its Shareholders to be held at the HOLIDAY INN, 308 NORTH COMRIE AVENUE, JOHNSTOWN, NY on April 18, 2000 at 4:00 p.m., or at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

                                                            CHECK ONE BOX ONLY

1. To elect John C. Miller, Frank E. Perrella,
   Robert L. Maider and Timothy E. Delaney                 For
   to serve as members of the Board of                     All
   Directors of the Company for a period of           Nominees
   three years.......................................................[ ]


   Withhold Authority as to All Nominees.............................[ ]


   ALL Nominees Except Those Listed in the
   Space Provided Immediately Below..................................[ ]

   __________________________________________________________________

2. At the discretion of the Proxies, to vote for or against any other proposition which may come before the meeting or any adjournment thereof. The Board of Directors knows of no other business to be brought before the meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE IN FAVOR OF ALL OF THE NOMINEES LISTED ABOVE AND IN THE PROXY STATEMENT, UNLESS OTHERWISE INSTRUCTED HEREIN BY THE SIGNER. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE FOR OR AGAINST ANY OF THE FOLLOWING MATTERS:

(1) ANY OTHER PROPOSITION WHICH MAY BE PRESENTED AT THE MEETING. THE BOARD OF DIRECTORS, AT THE DATE OF THE NOTICE OF THE MEETING, KNOWS OF NO SUCH MATTERS EXCEPT A PROPOSITION TO APPROVE THE MINUTES OF THE LAST MEETING OF SHAREHOLDERS, BUT SUCH APPROVAL SHALL NOT AMOUNT TO A RATIFICATION OF ACTION TAKEN AT THAT MEETING.

(2) PROPOSITIONS INCIDENT TO THE CONDUCT OF THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                           Dated:  ___________________________________, 2000

                                   ___________________________________(L.S.)

                                   ___________________________________(L.S.)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.
ALL JOINT OWNERS MUST SIGN.